Exhibit (l)

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

February 12, 2024

Octagon XAI CLO Income Fund

321 North Clark Street, Suite 2430

Chicago, IL 60606

RE:	Octagon XAI CLO Income Fund
Registration Statement on From N-2 (File Nos. 333-275489 and 811-23915)

Ladies and Gentlemen:

We have acted as special counsel to Octagon XAI CLO Income Fund, a Delaware statutory trust (the “Trust”), in connection with the registration statement on Form N-2 (File Nos. 333-275489 and 811-23915) of the Trust, filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”) and under the Investment Company Act of 1940 (the “1940 Act”), on November 13, 2023, as amended by Pre-Effective Amendment No. 1 on December 22, 2023, and as proposed to be amended by Pre-Effective Amendment No. 2 on the date hereof (such registration statement, as proposed to be amended, being hereinafter referred to as the “Registration Statement”). The Registration Statement relates to the issuance and sale by the Trust from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act (the “Rules and Regulations”), of (i) Class I common shares of beneficial interest, par value $0.01 per share, of the Trust (the “Class I Shares”) and (ii) Class A common shares of beneficial interest, par value $0.01 per share, of the Trust (the “Class A Shares”). The Class I Shares and the Class A Shares are collectively referred to herein as the “Securities”.

This opinion is being furnished in accordance with the requirements of sub-paragraph (1) of Item 25.2 of Part C of Form N-2 under the Securities Act and the 1940 Act.

In rendering the opinion stated herein, we have examined and relied upon the following:

(a)      the notification of registration on Form N-8A (File No. 811-23915) of the Trust, filed with the Commission under the 1940 Act on November 13, 2023;

Octagon XAI CLO Income Fund

February 12, 2024

(b)      the Registration Statement;

(c)      the form of Distribution Agreement (the “Distribution Agreement”) proposed to be entered into between the Trust and Paralel Distributors LLC, filed as an exhibit to the Registration Statement;

(d)      an executed copy of a certificate of Benjamin McCulloch, Secretary of the Trust, dated the date hereof (the “Secretary’s Certificate”);

(e)      a copy of the Trust’s Certificate of Trust certified by the Secretary of the State of the State of Delaware as of February 12, 2024, and certified pursuant to the Secretary’s Certificate;

(f)      a copy of the Amended and Restated Agreement and Declaration of Trust, by the trustees of the Trust, dated as of January 17, 2024, certified pursuant to the Secretary’s Certificate;

(g)      a copy of the Trust’s By-Laws, as amended and in effect as of the date hereof and certified pursuant to the Secretary’s Certificate;

(h)      a copy of certain resolutions of the Board of Trustees of the Trust, adopted on January 17, 2024, certified pursuant to the Secretary’s Certificate; and

(a)      a copy of a certificate, dated the date hereof, from the Secretary of State of the State of Delaware with respect to the Trust’s existence and good standing in the State of Delaware.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Trust and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Trust and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Trust and others and of public officials, including those in the Secretary’s Certificate.

Octagon XAI CLO Income Fund

February 12, 2024

We do not express any opinion with respect to the laws of any jurisdiction other than the Delaware Statutory Trust Act (the “DSTA”). The Securities may be issued from time to time on a continuous basis, and this opinion is limited to the laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

As used herein “Organizational Documents” means those documents listed in paragraphs (e) through (g) above.

The opinion stated below presumes that all of the following (collectively, the “general conditions”) shall have occurred prior to the issuance of the Securities referred to therein:

(i)      the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act;

(ii)     the Distribution Agreement shall have been executed and delivered by the Trust and the other parties thereto; and

(iii)    prior to the issuance of Class A Shares, the order requested by the Trust’s application under Sections 6(c) and 23(c) of the 1940 Act for an exemption from Sections 18(a)(2), 18(c) and 18(i) of the 1940 Act, an exemption from Rule 23c-3 under the 1940 Act and an order pursuant to Section 17(d) of the 1940 Act and Rule 17d-1 thereunder, filed on November 17, 2023 (File No. 812-5522), has been granted by the Commission.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that, with respect to any Securities offered by the Trust (the “Offered Shares”), when (a) the general conditions shall have been satisfied, (b) the Offered Shares are registered in the Trust’s share registry and delivered upon payment of the agreed-upon consideration therefor at a price not less than the par value of such Offered Shares, the Offered Shares when issued and sold or otherwise distributed in accordance with the provisions of the Distribution Agreement, will be duly authorized by all requisite statutory trust action on the part of the Trust under the DSTA and validly issued and fully paid and, under the DSTA, the holders of the Offered Shares will have no obligation to make further payments for the purchase of such Offered Shares or contributions to the Trust solely by reason of their ownership of such Offered Shares except for their obligation to repay any funds wrongfully distributed to them

Octagon XAI CLO Income Fund

February 12, 2024

In addition, in rendering the foregoing opinion we have assumed that the Organizational Documents are the only governing instruments, as defined under the DSTA, of the Trust; the Trust has, and since the time of its formation has had, at least one validly admitted and existing trustee of the Trust satisfying the requirements of the DSTA and (i) no procedures have been instituted for and no other event has occurred, including, without limitation, any action taken by the Trust or its Board of Trustees or shareholders, as applicable, that would result in the liquidation, dissolution or winding-up of the Trust, (ii) no event has occurred that has adversely affected the good standing of the Trust under the laws of its jurisdiction of formation, and the Trust has taken all actions required by the laws of its jurisdiction of formation to maintain such good standing and (iii) no grounds exist for the revocation or forfeiture of the Trust’s Certificate of Trust.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

KTH